EXHBIT 10.2

BLACKHAWK NETWORK HOLDINGS, INC.
2013 EQUITY INCENTIVE AWARD PLAN

2016 PERFORMANCE SHARE AWARD GRANT NOTICE

Blackhawk Network Holdings, Inc., a Delaware corporation, (the “Company”), pursuant to the Blackhawk Network Holdings, Inc. 2013 Equity Incentive Award Plan, as amended from time to time (the “Plan”), hereby grants to the individual listed below (the “Participant”), in consideration of the mutual agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, a Performance Share Award (the “Performance Shares”). Each Performance Share represents the right to receive one share of Common Stock (as defined in the Plan) upon the achievement of certain performance goals (the “Shares”). This award is subject to all of the terms and conditions set forth herein and in the Performance Share Award Agreement attached hereto as Exhibit A (the “Performance Share Award Agreement”) and the Plan, each of which are incorporated herein by reference. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this 2016 Performance Share Award Grant Notice (the “Grant Notice”) and the Performance Share Award Agreement.

Participant:	[__________________________]
Grant Date:	[_____________]
Target Number of Performance Shares:	[_____________]
Performance Periods:	Fiscal years 2016, 2017 and 2018.
Performance Goals:
Except as otherwise set forth in the Performance Share Award Agreement, the Participant is eligible to receive Shares based upon the Company’s attainment, during the Performance Period, of the Performance Goals set forth in Exhibit A-1 attached hereto.

Termination:
If the Participant experiences a Termination of Service prior to the Regular Vesting Date (as defined in the Performance Share Award Agreement), all Performance Shares that have not become vested on or prior to the date of such Termination of Service (after taking into consideration any vesting that may occur in connection with such Termination of Service, if any) will thereupon be automatically forfeited by the Participant without payment of any consideration therefor.

By his or her signature and the Company’s signature below, the Participant agrees to be bound by the terms and conditions of the Plan, the Performance Share Award Agreement and this Grant Notice. The Participant has reviewed the Performance Share Award Agreement, the Plan and this Grant Notice in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice and fully understands all provisions of this Grant Notice, the Performance Share Award Agreement and the Plan. The Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator of the Plan upon any questions arising under the Plan, this Grant Notice and/or the Performance Share Award Agreement. In addition, by signing below, the Participant also agrees that the Company or any Affiliate, in its sole discretion, may satisfy any withholding obligations in accordance with Section 2.7 of the Performance Share Award Agreement by (i) withholding shares of Common Stock otherwise issuable to the Participant in connection with the vesting or payment of the Performance Shares, (ii) instructing a broker on the Participant’s behalf to sell shares of Common Stock otherwise issuable to the Participant in connection with the vesting or payment of the Performance Shares and remit the proceeds of such sale to the Company, or (iii) using any other method permitted by Section 2.7 of the Performance Share Award Agreement or the Plan. If the Participant is married, his or her spouse has signed the Consent of Spouse attached to this Grant Notice as Exhibit B.

2016 PSU Award Grant Notice

BLACKHAWK NETWORK HOLDINGS, INC.: HOLDER:	PARTICIPANT:
By:	By:
Print Name:	Print Name:
Title:
Address:	Address:

2016 PSU Award Grant Notice

EXHIBIT A
TO 2016 PERFORMANCE SHARE AWARD GRANT NOTICE
PERFORMANCE SHARE AWARD AGREEMENT
Pursuant to the 2016 Performance Share Award Grant Notice (the “Grant Notice”) to which this Performance Share Award Agreement (this “Agreement”) is attached, Blackhawk Network Holdings, Inc., a Delaware corporation (the “Company”), has granted to the Participant a performance share award (the “Performance Shares”) under the Blackhawk Network Holdings, Inc. 2013 Equity Incentive Award Plan, as amended from time to time (the “Plan”).
ARTICLE 1.
GENERAL
1.1    Defined Terms. Wherever the following terms are used in this Agreement they shall have the meanings specified below, unless the context clearly indicates otherwise. Capitalized terms not specifically defined herein shall have the meanings specified in the Plan and the Grant Notice.
(a)    “2016 Performance Period” means the period beginning on January 3, 2016 and ending on December 31, 2016.
(b)    “2017 Performance Period” means the period beginning on January 1, 2017 and ending on December 30, 2017.
(c)    “2018 Performance Period” means the period beginning on December 31, 2017 and ending on December 29, 2018.
(d)     “Adjusted EPS Excluding Cash Tax Benefit” means the Company’s Adjusted net income excluding cash tax benefit divided by the number of weighted average shares outstanding, diluted, determined as of the end of the applicable fiscal year; where such Adjusted net income is calculated in accordance with the same methodology used to calculate such named Non-GAAP metric as reported in the Company’s Part II, Item 7 “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission; provided, that such Adjusted EPS Excluding Cash Tax Benefit shall be further adjusted by excluding the Adjusted EPS Excluding Cash Tax Benefit generated by acquisitions that were not included in the Company’s annual financial plan that was presented to the board of directors of the Company (the “Annual Financial Plan”) if such acquisitions, on an aggregate basis, have an impact of 5% or more on the total Adjusted Operating Revenue of the Company.
(e)    “Adjusted EPS Excluding Cash Tax Benefit Growth” means (i) the Company’s Adjusted EPS Excluding Cash Tax Benefit for the 2016 Performance Period, the 2017 Performance Period or the 2018 Performance Period, as applicable, minus the Company’s Adjusted EPS Excluding Cash Tax Benefit for the immediately preceding fiscal year of the Company, divided by (ii) the Company’s Adjusted EPS Excluding Cash Tax Benefit for the immediately preceding fiscal year of the Company.
(a)    “Adjusted Operating Revenues, Further Adjusted” means the Adjusted Operating Revenues calculated in accordance with the same methodology used to calculate such named Non-GAAP metric as reported in the Company’s Part II, Item 7 “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission; provided that such Adjusted Operating Revenues shall be further adjusted (i) by deducting the “Marketing Revenue” identified under “Prepaid and Processing Revenues” set forth in the subsection titled “Reconciliation of Non-GAAP Measures”  and (ii) by excluding the Adjusted Operating Revenues generated by acquisitions that were not included in the Annual Financial Plan if such acquisitions, on an aggregate basis, have an impact of 5% or more on the total Adjusted Operating Revenue of the Company.

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(b)    “Adjusted Operating Revenues, Further Adjusted Growth” means (i) the Company’s Adjusted Operating Revenues, Further Adjusted for the 2016 Performance Period, the 2017 Performance Period or the 2018 Performance Period, as applicable, minus the Company’s Adjusted Operating Revenues, Further Adjusted for the immediately preceding fiscal year of the Company, divided by (ii) the Company’s Adjusted Operating Revenues, Further Adjusted for the immediately preceding fiscal year of the Company.
(c)    “Disability” shall mean the Participant’s becoming “disabled” (within the meaning of Section 409A of the Code).
(d)    “Measurement Date” means the date on which the Administrator certifies the achievement of the Performance Goals for an applicable Performance Period.
(e)    “Performance Goals” means the performance goals set forth on Exhibit A-1 attached hereto.
(f)    “Performance Metrics” means the Adjusted Operating Revenues, Further Adjusted Growth and the Adjusted EPS Excluding Cash Tax Benefit Growth. If the Company adopts any new Accounting Standards Update that impacts revenue recognition or results of operations and if such new Accounting Standard Update was not already reflected in the Annual Financial Plan, the Performance Metrics of such Performance Period shall be adjusted to provide comparable calculations results as in the previous Performance Period(s) governed by this Agreement.
(g)    “Performance Period” means the 2016 Performance Period, the 2017 Performance Period or the 2018 Performance Period, as applicable.
(h)    “Performance-Vest” means that, with respect to a Performance Share, the applicable Performance Goal has been achieved.
(i)    “Qualifying Termination” shall mean the Participant’s Separation from Service by reason of a termination of employment (i) due to the Participant’s death or Disability, in either case, on or following the one (1)-year anniversary of the Grant Date or (ii) by the Company without Cause or by the Participant for Good Reason (each, as defined in the Company’s Executive Change in Control Severance Plan, as amended from time to time (the “CIC Severance Plan”)), in either case, during the twenty-four (24)-month period following a Change in Control.
(j)    “Retirement” shall mean the Participant’s Separation from Service, other than as a result of the Participant’s death, Disability or termination of employment by the Company for Cause (as defined in the CIC Severance Plan), at a time when the Participant has (i) (A) attained at least 55 years of age and (B) completed at least ten (10) consecutive years of service to the Company or any Affiliate or (ii) attained at least 65 years of age.
(k)    “Retirement Eligibility” shall mean such date when the Participant has (i) (A) attained at least 55 years of age and (B) completed at least ten (10) consecutive years of service to the Company or (ii) attained at least 65 years of age.
(l)    “Separation from Service” shall mean the Participant’s “separation from service” from the Company or any Affiliate within the meaning of Section 409A(a)(2)(A)(i) of the Code.
(m)    Each of the “Target Number of 2016 Performance Shares,” “Target Number of 2017 Performance Shares,” and “Target Number of 2018 Performance Shares” (each, a “Target Number of Shares”) shall equal the Target Number of Performance Shares set forth in the Grant Notice, multiplied by 0.5.
(n)    “Vest” or “Vested” means that, with respect to a Performance Share, both (i) such Performance Share has Performance-Vested and (ii) the continued service condition has been satisfied.

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(o)    “Vesting Date” means, with respect to a Performance Share, each date on which the Performance Share becomes Vested in accordance with the terms herein.
1.2    Incorporation of Terms of Plan. The Performance Shares are subject to the terms and conditions of the Plan, which are incorporated herein by reference. Except as expressly indicated herein, in the event of any inconsistency between the Plan and this Agreement, the terms of the Plan shall control.
ARTICLE 2.
PERFORMANCE SHARES
2.1    Grant of Performance Shares. In consideration of the Participant’s past and/or continued employment with or service to the Company or an Affiliate and for other good and valuable consideration, effective as of the Grant Date set forth in the Grant Notice (the “Grant Date”), the Company grants to the Participant an award of Performance Shares (this “Award”) as set forth in the Grant Notice, upon the terms and conditions set forth in the Plan and this Agreement.
2.2    Performance-Based Right to Payment.
(a)    Subject to Sections 2.2(b) and 2.3 hereof, the number of Performance Shares that Performance-Vest and become eligible to Vest in accordance with this Section 2.2(a) shall be determined as of the applicable Measurement Date based on the Company’s achievement of the applicable Performance Goals as set forth on Exhibit A-1 hereto.
(b)    Notwithstanding Section 2.2.(a) hereof, in the event that the Company’s achievement of either of the Performance Metrics with respect to a Performance Period is less than the lowest applicable Performance Goal with respect to such Performance Metric set forth on Exhibit A-1 hereto, then no Performance Shares eligible to Performance-Vest for such Performance Period shall Performance-Vest, all such Performance Shares shall automatically be forfeited by the Participant as of the applicable Measurement Date and the Participant’s rights in such Performance Shares and such portion of the Award shall thereupon lapse and expire.
(c)    The number of Performance Shares that Performance-Vest in accordance with Sections 2.2(a) - (b) hereof shall Vest in full on January 3, 2019 (the “Regular Vesting Date”), subject to Participant’s continuous service with the Company or an Affiliate through the Regular Vesting Date.
2.3    Acceleration of Vesting. Notwithstanding the provisions of Section 2.2 hereof:
(a)    Qualifying Termination. Upon a Participant’s Separation from Service due to a Qualifying Termination, then: (i) any Performance Shares that have Performance-Vested shall Vest and (ii) any Performance Shares that have not yet Performance-Vested, to the extent not previously forfeited, shall be deemed Performance-Vested with respect to the applicable Target Number of Shares and such applicable Target Number of Shares shall Vest in full.
(b)    Retirement. Upon a Participant’s Separation from Service due to the Participant’s Retirement on or following the one (1)-year anniversary of the Grant Date, then: (i) any Performance Shares that have Performance-Vested shall Vest in full and (ii) any Performance Shares that have not yet Performance-Vested, to the extent not previously forfeited, shall remain outstanding and eligible to Performance-Vest and Vest in accordance with the terms hereof.
2.4    Forfeiture.

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(a)    If the Participant experiences a Termination of Service prior to the Regular Vesting Date, all Performance Shares that either have not become Vested on or prior to the date of such Termination of Service or will not remain eligible to Vest following such Termination of Service (after taking into consideration any Vesting or eligibility to Vest that may occur in connection with such Termination of Service, if any) will thereupon be automatically forfeited by the Participant without payment of any consideration therefor, and the Participant’s rights in any such Performance Shares and such portion of the Award shall thereupon lapse and expire.
(b)    Any outstanding Performance Shares that do not Performance-Vest in accordance with this Agreement due to the failure by the Company to achieve the Performance Goals shall automatically be forfeited by the Participant as of the applicable Measurement Date, and the Participant’s rights in any such Performance Shares and such portion of the Award shall thereupon lapse and expire.
2.5    Payment of Shares.
(a)    Subject to Section 3.14(b) hereof, the Company shall deliver to the Participant a number of Shares equal to the number of Performance Shares subject to this Award that Vest on the thirtieth (30th) day following the earliest to occur of: (i) the Regular Vesting Date, (ii) the date of the Participant’s death or (iii) the date of the Participant’s Separation from Service; provided, however, that if such Separation from Service occurs on or following the Participant’s Retirement Eligibility, then Shares underlying the Performance Shares shall, to the extent Vested as of such Separation from Service, be delivered to the Participant within thirty (30) days of the Regular Vesting Date. Notwithstanding anything to the contrary contained herein, the exact payment date of any Performance Shares shall be determined by the Company in its sole discretion (and the Participant shall not have a right to designate the time of payment).
(b)    All distributions of Shares pursuant to this Section 2.5 shall be made either by delivering one or more certificates for such Shares or by entering such Shares in book entry form, as determined by the Administrator in its sole discretion.
(c)    Notwithstanding anything to the contrary contained in the CIC Severance Plan, Section 2.5(a) hereof shall govern the payment timing of the Performance Shares.
2.6    Rights as Stockholder. The holder of the Performance Shares shall not be, nor have any of the rights or privileges of, a stockholder of the Company, including, without limitation, voting rights and rights to dividends, in respect of the Performance Shares and any Shares underlying the Performance Shares and deliverable hereunder unless and until such Shares shall have been issued by the Company and held of record by such holder (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company).
2.7    Tax Withholding. The Company or its Affiliates shall be entitled to require a cash payment (or to elect, or permit the Participant to elect, such other form of payment determined in accordance with Section 11.2 of the Plan) by or on behalf of the Participant and/or to deduct from other compensation payable to the Participant any sums required by federal, state or local tax law to be withheld with respect to the grant, vesting or payment of the Award. The number of Shares which shall be so withheld in order to satisfy such federal, state and/or local withholding tax liabilities shall be limited to the number of shares which have a fair market value on the date of withholding equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for federal, state and/or local tax purposes that are applicable to such supplemental taxable income. Notwithstanding any other provision of this Agreement, the Company shall not be obligated to deliver any certificate representing Shares to the Participant or the Participant’s legal representative or to enter any such Shares in book entry form unless and until the Participant or the Participant’s legal representative, as applicable, shall have paid or otherwise satisfied in full the amount of all federal, state and local taxes applicable to the taxable income of the Participant resulting from the grant or vesting of the Award or the issuance of Shares hereunder. To the extent that any Federal Insurance Contributions Act tax withholding obligations arise in connection with the Performance Shares prior to the applicable Vesting Date, the Administrator shall accelerate the payment of a portion of the award of Performance Shares sufficient to satisfy (but

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not in excess of) such tax withholding obligations and any tax withholding obligations associated with any such accelerated payment, and the Administrator shall withhold such amounts in satisfaction of such withholding obligations.
2.8    Conditions to Delivery of Shares. The Shares deliverable under this Award may be either previously authorized but unissued Shares, treasury Shares or Shares purchased on the open market. Such Shares shall be fully paid and nonassessable. The Company shall not be required to issue or deliver any Shares under this Award prior to fulfillment of the conditions set forth in Section 11.4 of the Plan.
ARTICLE 3.
OTHER PROVISIONS
3.1    Administration. The Administrator shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan and this Agreement as are consistent therewith and to interpret, amend or revoke any such rules. Without limiting the generality of the foregoing, all determinations, interpretations and assumptions relating to the calculation and payment of the Performance Shares (including, without limitation, determinations, interpretations and assumptions with respect to the Performance Metrics) shall be made by the Administrator. All actions taken and all interpretations and determinations made by the Administrator in good faith shall be final and binding upon the Participant, the Company and all other interested persons. No member of the Committee or the Board shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan, this Agreement or the Performance Shares.
3.2    Grant is Not Transferable. Without limiting the generality of any other provision hereof, the Performance Shares shall be subject to the restrictions on transferability set forth in Section 11.3 of the Plan.
3.3    Adjustments. The Participant acknowledges that the Award is subject to modification and termination in certain events as provided in this Agreement and Article 14 of the Plan.
3.4    Amendment, Suspension and Termination. To the extent permitted by the Plan, this Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Administrator or the Board; provided, however, that, except as may otherwise be provided by the Plan, no amendment, modification, suspension or termination of this Agreement shall adversely affect the Award in any material way without the prior written consent of the Participant.
3.5    Not a Contract of Service Relationship. Nothing in this Agreement or in the Plan shall confer upon the Participant any right to continue to serve as an Employee, Director, Consultant or other service provider of the Company or any of its Affiliates or shall interfere with or restrict in any way the rights of the Company and its Affiliates, which rights are hereby expressly reserved, to discharge or terminate the services of the Participant at any time for any reason whatsoever, with or without Cause, except to the extent expressly provided otherwise in a written agreement between the Company or an Affiliate and the Participant.
3.6    Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan or this Agreement, if the Participant is subject to Section 16 of the Exchange Act, then the Plan, the Award and this Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by Applicable Law, this Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.
3.7    Conformity to Securities Laws. The Participant acknowledges that the Plan and this Agreement are intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act, and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, as well as all applicable state securities laws and regulations. Notwithstanding anything herein to the contrary, the Plan shall be

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administered, and the Award is granted, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by Applicable Law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.
3.8    Limitation on the Participant’s Rights. Participation in the Plan confers no rights or interests other than as herein provided. This Agreement creates only a contractual obligation on the part of the Company as to amounts payable and shall not be construed as creating a trust. The Plan, in and of itself, has no assets. The Participant shall have only the rights of a general unsecured creditor of the Company and its Affiliates with respect to amounts credited and benefits payable, if any, with respect to the Shares issuable hereunder, and rights no greater than the right to receive the Common Stock as a general unsecured creditor with respect to Performance Shares, as and when payable hereunder.
3.9    Successors and Assigns. The Company or any Affiliate may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company and its Affiliates. Subject to the restrictions on transfer set forth in Section 3.2 hereof, this Agreement shall be binding upon the Participant and his or her heirs, executors, administrators, successors and assigns.
3.10    Entire Agreement. The Plan, the Grant Notice and this Agreement (including all Exhibits thereto, if any) constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and its Affiliates and the Participant with respect to the subject matter hereof.
3.11    Notices. Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of the Secretary of the Company at the Company’s principal office, and any notice to be given to the Participant shall be addressed to the Participant at the Participant’s last address reflected on the Company’s records. Any notice shall be deemed duly given when sent via email or when sent by reputable overnight courier or by certified mail (return receipt requested) through the United States Postal Service.
3.12    Governing Law. The laws of the State of Delaware shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws.
3.13    Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.
3.14    Section 409A.
(a)    General. To the extent applicable, this Agreement shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder (“Section 409A”), including without limitation any such regulations or other guidance that may be issued after the effective date of this Agreement. Notwithstanding any other provision of the Plan, the Grant Notice or this Agreement, if at any time the Administrator determines that the Performance Shares (or any portion thereof) may be subject to Section 409A, the Administrator shall have the right in its sole discretion (without any obligation to do so or to indemnify the Participant or any other person for failure to do so) to adopt such amendments to the Plan, the Grant Notice or this Agreement, or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, as the Administrator determines are necessary or appropriate for the Performance Shares to be exempt from the application of Section 409A or to comply with the requirements of Section 409A.
(b)    Potential Six-Month Delay. Notwithstanding anything to the contrary in this Agreement, no amounts shall be paid to the Participant under this Agreement during the six (6)-month period following the Participant’s Separation from Service to the extent that the Administrator determines that the Participant is a “specified employee” (within the meaning of Section 409A) at the time of such Separation from Service and that paying such amounts at the time or times indicated in this Agreement would be a prohibited distribution under Section 409A(a)

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(2)(B)(i) of the Code. If the payment of any such amounts is delayed as a result of the previous sentence, then on the first business day following the end of such six (6)-month period (or such earlier date upon which such amount can be paid under Section 409A without being subject to such additional taxes), the Company shall pay to the Participant in a lump-sum all amounts that would have otherwise been payable to the Participant during such six (6)-month period under this Agreement.

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EXHIBIT A-1
TO 2016 PERFORMANCE SHARE AWARD GRANT NOTICE

PERFORMANCE GOALS
The number of Performance Shares that Performance-Vest and become eligible to Vest during each Performance Period shall be determined by multiplying (i) the percentage corresponding to the Company’s achievement of each of the Performance Metrics during the applicable Performance Period as set forth in the applicable table below by (ii) the Target Number of 2016 Performance Shares, or the Target Number of 2017 Performance Shares or the Target Number of 2018 Performance Shares, as applicable. In the event that the Company’s achievement of a Performance Metric falls between two Performance Goals on the applicable table below, then the number of Performance Shares that shall Performance-Vest for the applicable Performance Period shall be determined by reference to the lower Performance Goal. Capitalized terms shall have the definitions set forth in Performance Share Award Agreement.

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EXHIBIT B
TO 2016 PERFORMANCE SHARE AWARD GRANT NOTICE

CONSENT OF SPOUSE
I, _______________, spouse of _________, have read and approve the Performance Share Award Grant Notice (the “Grant Notice”) to which this Consent of Spouse is attached and the Performance Share Award Agreement (the “Agreement”) attached to the Grant Notice. In consideration of issuing to my spouse the shares of the common stock of Blackhawk Network Holdings, Inc. set forth in the Grant Notice, I hereby appoint my spouse as my attorney-in-fact in respect to the exercise of any rights under the Agreement and agree to be bound by the provisions of the Agreement insofar as I may have any rights in said Agreement or any shares of the common stock of Blackhawk Network Holdings, Inc. issued pursuant thereto under the community property laws or similar laws relating to marital property in effect in the state of our residence as of the date of the signing of the foregoing Agreement.

Dated: _______________            ___________________________________________
Signature of Spouse

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